EXHIBIT 4.7

[FORM OF PURCHASE OPTION TO BE ISSUED TO THE STOCKHOLDERS]

THE HOLDER OF THIS PURCHASE OPTION (AS DEFINED HEREIN), BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF, EITHER DIRECTLY OR INDIRECTLY, THIS PURCHASE OPTION, EXCEPT AS PROVIDED IN SECTION 3 HEREOF.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF (I) THE CONSUMMATION BY THE COMPANY (AS DEFINED HEREIN) OF ITS INITIAL BUSINESS COMBINATION (AS DEFINED HEREIN) AND (II) [______], 2007.

THIS PURCHASE OPTION SHALL TERMINATE AND BE VOID IF NOT EXERCISED IN ACCORDANCE WITH SECTION 2 HEREOF BY 5:00 P.M., NEW YORK TIME, ON [_____], [2010], AND ALL RIGHTS OF HOLDER UNDER THIS PURCHASE OPTION SHALL THEREUPON CEASE AND EXPIRE.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

[_______] UNITS

OF

SYMMETRY HOLDINGS INC.

1.     Purchase Option; General Terms.

        THIS CERTIFIES THAT, in consideration of $[____] duly paid by or on behalf of [________], as registered owner (“Holder”) of this unit purchase option (this “Purchase Option”), to Symmetry Holdings Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time after the later of (i) the consummation by the Company of its Initial Business Combination (as defined below) and (ii)[______], 2007 (the “Commencement Date”), and at or before 5:00 p.m., New York time, on [______], [2010] (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [______] units (the “Units” and, each, a “Unit”) of the Company, each Unit consisting of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”), expiring at 5:00 p.m., New York time, on [______], 2010 (the “Warrant Expiration Date”), as discussed in Section 2 hereof.

        For purposes of this Purchase Option and the exercise of any right hereunder, the term “Holder” or “Holders” shall mean, as of any date, Holder, its successors and permitted transferees thereof in accordance with Section 3 hereof that is validly holding this Purchase Option as of such date and, for purposes of Section 5, Holder or its successor or any such transferee that is holding Units issued upon exercise of this Purchase Option (or securities underlying such Units) as of such date.

        Each Unit shall be the same as the Units (the “Public Units”) being sold in the public offering of Units (the “Offering”), except that such Units and the shares and Warrants underlying the Units will not be registered under the securities laws of any jurisdiction and will be offered in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Warrant shall be the same as the warrants (the “Public Warrants”) being sold in the Offering, except that the Warrants shall have an exercise price of $5.50 per share

(the “Warrant Exercise Price”), subject to adjustment as provided in Section 6 hereof. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Option. This Purchase Option is initially exercisable at $10.00 per Unit; provided, however, that, upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price of the Units of $10.00 per Unit, as it may be adjusted pursuant to Section 6 hereof.

        As used herein, the term “Initial Business Combination” shall mean a Business Combination that meets the Criteria for the Initial Business Combination; “Criteria for the Initial Business Combination” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”); and “Business Combination” shall mean the acquisition by the Company, directly or through one or more subsidiaries, of (or of control of) one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other transaction (and for this purpose, an operating business includes an infrastructure project).

        As used herein, the term “Business Day” shall mean any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

2.     Exercise.

        2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed, completed and delivered to the Company, together with this Purchase Option and full payment of the aggregate Exercise Price for all the Units being purchased, which shall be payable in cash or by certified check or official bank check (except to the extent provided by Section 2.4 hereof).

        2.2 Expiration of Purchase Option. Except for the registration rights granted pursuant to the Registration Rights Agreement and referred to in Section 5 hereof (insofar as such rights apply to Common Stock and Warrants included in the Units which shall have been issued or be issuable by reason of exercise of this Purchase Option prior to such termination), this Purchase Option shall terminate as to any portion thereof as to which either a duly executed Exercise Form attached hereto or full payment of the Exercise Price relating thereto (except to the extent provided by Section 2.4 hereof) shall not have been received by the Company in accordance with the terms herein by 5:00 p.m., New York time, on [______], 2010, and thereupon such portion (or the entirety of this Purchase Option, including Section 5, if no such Exercise Form or Exercise Price shall have been received as to any portion thereof) shall be void and all rights of Holder under this Purchase Option in respect thereof shall cease and expire. If the Expiration Date is a day other than a Business Day, then this Purchase Option may be exercised in accordance with the terms herein on the next succeeding Business Day.

        2.3 Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows, unless such securities have been registered under the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE

SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO REGISTRATION REQUIREMENTS UNDER, THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE.”

2.4 Cashless Exercise (Units).

2.4.1 Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive shares of Common Stock and Warrants) in the manner required by Section 2.1, each Holder shall have the right (but not the obligation) (the “Conversion Right”) to convert any exercisable but unexercised portion of this Purchase Option held by such Holder into Units as provided in Section 2.4.2 hereof. Upon exercise of the Conversion Right, the Company shall deliver to such Holder (without payment by such Holder of any of the Exercise Price in cash) that number of shares of Common Stock and Warrants comprising that number of Units equal to the quotient obtained by dividing (x) the Value (as defined below) of the portion of this Purchase Option being converted as of the date of such exercise by (y) the Current Market Value (as defined below) as of the date of such exercise. As used herein, the term “Value” of the portion of this Purchase Option being converted as of the date of such exercise shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted from (b) (i) the Current Market Value of a Unit as of the date of such exercise multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted. As used herein, the term “Current Market Value” per Unit as of the date of such exercise means the remainder derived from subtracting (x) (i) the exercise price of the Warrants multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Warrants underlying one Unit from (y) (i) the Current Market Price (as defined below) of the Common Stock as of the date of such exercise multiplied by (ii) the number of shares of Common Stock underlying one Unit, which shall include the shares of Common Stock underlying the Warrants included in such Unit. As used herein, the “Current Market Price” of a share of Common Stock shall mean: (i) if the Common Stock is listed on a national securities exchange or quoted on the OTC Bulletin Board (or any successor to such exchange or board), the last sale price of the Common Stock as of the date of such exercise in the principal trading market for the Common Stock as reported by the exchange or board; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or successor trading market), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of such exercise for which such quotations are reported by Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clauses (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

2.4.2 Mechanics of Cashless Exercise. The Conversion Right may be exercised by any Holder of this Purchase Option on any Business Day on or after the Commencement Date and not later than 5:00 p.m., New York time, on the Expiration Date by delivering this Purchase Option to the Company with the duly executed Exercise Form attached as Exhibit A hereto, with the cashless exercise section duly completed, exercising the Conversion Right and specifying the total number of Units such Holder will convert pursuant to the Conversion Right. The presentation and surrender shall be deemed a waiver of the holder’s obligation to pay all or any portion of the aggregate Exercise Price payable for the Units being issued upon such exercise of this Purchase Option. This Purchase Option (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Purchase Option for conversion in accordance with the foregoing provisions.

      2.5 Exercise (Warrants).

2.5.1 General. Any Warrants underlying the Units shall be issued pursuant to and subject to the terms and conditions set forth in the Warrant Agreement dated as of [_____], 2006 (the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company as Warrant Agent; provided, that the exercise price of the Warrants shall be as set forth herein.

2.5.2 Determination of Amount. Notwithstanding the foregoing, in lieu of the payment of the Warrant exercise price (the “Warrant Exercise Price”) multiplied by the number of Warrants underlying the Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock therefor), each Holder shall have the right (but not the obligation) (the “Warrant Exercise Conversion Right”) to convert any exercisable but unexercised portion of the Warrants held by such Holder into shares of Common Stock, as provided in this Section 2.5.2. Upon exercise of the Warrant Exercise Conversion Right, the Company shall deliver to such Holder (without payment by such Holder of any of the Warrant Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Warrant Value (as defined below) of the Warrants being converted as of the date of such exercise by (y) the Current Stock Market Value (as defined below) as of the date of such exercise. As used herein, the term “Warrant Value” of the Warrants being converted as of the date of such exercise shall equal the remainder derived from subtracting (a) (i) the Warrant Exercise Price multiplied by (ii) the number of Warrants being converted from (b) (i) the Current Stock Market Value of the Warrants being converted as of the date of such exercise multiplied by (ii) the number of Warrants being converted. As used herein, the term “Current Stock Market Value” per Warrant as of the date of such exercise means the remainder derived from subtracting (x) (i) the Warrant Exercise Price multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Warrants from (y) (i) the Current Market Price of the Common Stock as of the date of such exercise multiplied by (ii) the number of shares of Common Stock for which the Warrants are exercisable.

2.5.3 Mechanics of Cashless Exercise. The Warrant Exercise Conversion Right may be exercised by any holder of Warrants on any Business Day on or after the Commencement Date and not later than 5:00 p.m., New York time, on the Warrant Expiration Date by delivering Warrants to the Warrant Agent with the duly executed Exercise Form as Exhibit B attached hereto, with the cashless exercise section duly completed, exercising the Warrant Exercise Conversion Right and specifying the total number of shares of Common Stock that such holder will convert pursuant to the Warrant Exercise Conversion Right. The presentation and surrender shall be deemed a waiver of the holder’s obligation to pay all or any portion of the aggregate Warrant Exercise Price payable for the shares of Common Stock being issued upon such exercise of the Warrants. The Warrants surrendered for conversion shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the Warrants for conversion in accordance with the foregoing provisions.

        2.6 Redemption. Notwithstanding anything to the contrary contained herein or in the Warrant Agreement, if the Company shall elect to redeem all of the Warrants (as defined in the Warrant Agreement), (a) this Purchase Option, if not earlier exercised in full, shall be automatically exercised as to the Warrants that are part of Units issued hereunder, on a cashless basis as described in Section 2.4 hereof, immediately prior to the close of business on the Redemption Date, as defined in the Warrant Agreement, and (b) each Warrant that is part of a Unit issued hereunder upon such automatic conversion shall be redeemed by the Company as part of such redemption for the Redemption Price (as defined in the Warrant Agreement); provided, that the Company shall give Holder notice of such redemption, on the same terms as provided to the holders of Warrants pursuant to Section 6.2 of the Warrant Agreement.

3.     Transfer.

        3.1 General. In order to make any permitted assignment, a Holder must deliver to the Company the Assignment Form attached as Exhibit C hereto executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection herewith. The Company shall within five (5) business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Option of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such agreement.

        3.2 Restrictions Imposed by Securities Act. The securities evidenced by this Purchase Option shall not be transferred by any Holder unless and until (i) the Company has received the opinion of counsel for such Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Company’s registration statement relating to the Offering relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established to the reasonable satisfaction of the Company.

4.     New Purchase Option To Be Issued.

        4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. Subject to the restrictions in Section 3 hereof, in the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed Exercise Form or Assignment Form attached hereto and funds sufficient to pay the aggregate Exercise Price (except to the extent provided by Section 2.4 hereof) and any transfer tax, the Company shall deliver to Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of Holder evidencing the right of Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option shall not have been, to date, previously exercised or assigned. In addition, subject to the restrictions in Section 3 hereof, the Company shall deliver to any permitted transferee without charge a new Purchase Option of like tenor to this Purchase Option in the name of such transferee evidencing the right of such transferee to purchase the number of Units purchasable hereunder as to which this Purchase Option has been transferred to such transferee. Partial exercise of Warrants included in this Purchase Option shall be effected pursuant to the terms of the Warrant Agreement (except to the extent provided by Section 2.5 hereof).

        4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a reasonably sufficient bond, the Company shall deliver to Holder a new Purchase Option of like tenor and date to this Purchase Option in the name of Holder. Any such new Purchase Option shall constitute a substitute contractual obligation on the part of the Company.

5.     Registration Rights. Holders of this Purchase Option shall have the registration rights set forth in the Registration Rights Agreement, dated as of [______], 2006 (the “Registration Rights Agreement”), among the Company and the stockholders party thereto.

6.     Adjustments.

        6.1   Adjustments Under Certain Circumstances.

6.1.1 Stock Dividends. If, after the date hereof, and subject to the provisions of Section 6.2 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar distribution involving all holders of shares of Common Stock, then, on the effective date of such distribution or event, the number of shares of Common Stock included in the Units underlying this Purchase Option (the “Underlying Shares”) shall be increased in proportion to such increase in outstanding shares of Common Stock. In such case, the number of shares of Common Stock underlying the Warrants underlying each of the Units purchasable hereunder, and the Warrant Exercise Price, shall be adjusted in accordance with the terms of the Warrants. Any such adjustment pursuant to this Section 6.1.1 shall become effective immediately after the opening of business on the day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 6.1.1 is declared but not so paid or made, the number of Underlying Shares shall again be adjusted to the number of shares that would then be in effect if such dividend or distribution had not been declared.

6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.2 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Underlying Shares shall be decreased in proportion to such decrease in outstanding shares of Common Stock. In such case, the number of shares of Common Stock underlying the Warrants underlying each of the Units purchasable hereunder, and the Warrant Exercise Price, shall be adjusted in accordance with the terms of the Warrants.

6.1.3 Replacement of Securities upon Reorganization, Etc.; Substitute Purchase Option. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved (any of the foregoing, a “Reorganization Event”), in each case that does not decrease the number of outstanding shares of Common Stock, Holder shall have the right thereafter (until the stated expiration of the right of exercise of this Purchase Option) to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, for the same aggregate Exercise Price payable hereunder immediately prior to such Reorganization Event, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such Reorganization Event, that Holder would have received if Holder had exercised its Purchase Option immediately prior to such Reorganization Event and, if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1 or 6.1.2 hereof, then such adjustment shall be made pursuant to Section 6.1.1 or 6.1.2 hereof, whichever is applicable, and this Section 6.1.3. For purposes of this Section 6.1.3 only, the Commencement Date shall be deemed to be the earlier of the Business Day immediately preceding such Reorganization Event and the date of the Commencement Date in the absence of this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive Reorganization Events. In case of any such Reorganization Event that is a consolidation or merger, the corporation formed by such consolidation or merger shall execute and deliver to Holder a supplemental Purchase Option acknowledging the provisions of this Section 6.1.3 and providing for adjustments that shall be identical to the adjustments provided in this Section 6. For the avoidance of doubt, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

6.1.4 Changes in Form. This form of Purchase Option need not be changed because of any adjustment pursuant to this Section 6, and any Purchase Option issued after such adjustment may state the same Exercise Price and the same number of Units and Underlying Shares as are stated in this Purchase Option initially issued pursuant to this Agreement. The acceptance by Holder of the issuance of a new Purchase Option reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof. However, the Company may at any time in its sole discretion make any change in the form of a Purchase Option that the Company may deem appropriate and that does not affect the substance thereof, and any Purchase Option thereafter issued or countersigned, whether in exchange or substitution for an outstanding Purchase Option or otherwise, may be in the form as so changed.

6.1.5 Adjustments to Exercise Price. Whenever the number of Underlying Shares is adjusted as provided in this Section 6, the Exercise Price of the corresponding Unit shall be adjusted (to the nearest cent, rounding up) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the number of Underlying Shares purchasable upon the exercise of this Purchase Option immediately prior to such adjustment and (ii) the denominator of which shall be the number of Underlying Shares so purchasable immediately thereafter. Any adjustment pursuant to this Section 6.1.5 shall become effective immediately after the opening of business on the day following (i) the record date fixed for such determination giving rise to such adjustment or (ii) the day upon which such subdivision or combination giving rise to such adjustment becomes effective, as the case may be. If any event giving rise to such adjustment does not occur, the Exercise Price shall again be adjusted to the Exercise Price that would be in effect without such adjustment. Whenever the number of Underlying Shares or Exercise Price of the Units purchasable upon the exercise of this Purchase Option is adjusted as provided in this Section 6, the Warrant Exercise Price may be adjusted to the extent set forth in the Warrant Agreement.

        6.2 Elimination of Fractional Interests. Notwithstanding any provision contained in this Purchase Option to the contrary, the Company shall not be required to issue fractional shares or Warrants upon the exercise of this Purchase Option and shall not be required to issue scrip or pay cash in lieu of any fractional interests. If, by reason of any adjustment made pursuant to this Section 6, Holder would be entitled, upon the exercise of this Purchase Option or any Underlying Share or Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

7.     Reservation, Listing and Unregistered Securities.

        7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Purchase Option or the Warrants underlying this Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Option and payment of the Exercise Price therefor, all shares of Common Stock and other equity securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

The Company further covenants and agrees that upon exercise of the Warrants underlying this Purchase Option and payment of the respective Warrant Exercise Price therefor, all shares of Common Stock and other equity securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

        7.2 Listing of Common Stock. As long as this Purchase Option shall be outstanding, the Company shall use its best efforts to cause all (i) Units and Underlying Shares, (ii) Warrants issuable upon exercise of this Purchase Option and (iii) shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable upon exercise of this Purchase Option to be listed (subject to official notice of issuance) on any securities exchange (or, if applicable, quoted on the OTC Bulletin Board or any successor trading market) or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed, quoted and/or designated.

        7.3 Delivery of Securities.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of this Purchase Option (or the Warrants issuable upon exercise of this Purchase Option) and shall have no obligation to settle the exercise of this Purchase Option (or the Warrants issuable upon exercise of this Purchase Option) unless (a) a registration statement under the Securities Act with respect to the securities issuable upon such exercise is effective, or (b) in the opinion of counsel to the Company, the exercise thereof is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. If a registration statement is not effective or the exercise is not exempt as described in the preceding sentence, the holder of this Purchase Option (or the Warrants issuable upon exercise of this Purchase Option) will not be entitled to exercise this Purchase Option (or such Warrants) and this Purchase Option (and/or such Warrants) may have no value and expire worthless.

        7.4 No Obligation to Deliver Registered Shares.  Notwithstanding anything contained in this Purchase Option to the contrary, the Company may deliver (a) unregistered Units (and unregistered shares of Common Stock and unregistered Warrants) upon exercise of this Purchase Option and (b) unregistered shares of Common Stock upon exercise of the Warrants included in this Purchase Option (delivery of such shares upon exercise of the Warrants being governed by, and subject to the terms of, the Warrant Agreement), and will have no liability to any person for delivering any such unregistered shares or Warrants.

        7.5 No Obligation to Net Cash Settle.   Notwithstanding anything to the contrary contained in this Purchase Option, in no event shall the Company be liable for, or any registered Holder of this Purchase Option be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) physical settlement in securities unless the conditions and requirements set forth in Sections 7.2, 7.3 and 7.4 have been satisfied.

8.     Certain Notice Requirements.

        8.1 Holder’s Right to Receive Notice. Nothing contained herein shall be construed as conferring upon Holder the right to vote or consent as a stockholder for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Purchase Option and its exercise, a Trigger Event (as defined below) occurs, then, in one or more of such events, the Company shall give written notice of such event at least ten (10) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders. A “Trigger Event” shall mean: (i) the taking by the Company of a record of the holders of shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the offering by the Company to all of the holders of its shares of Common Stock of any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) the submission by the Company for approval by its stockholders of a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of the Company’s assets.

        8.2 Notices of Change Due to Adjustments. The Company shall, promptly after an event requiring a change in the number of Underlying Shares, a change in the Exercise Price or other change pursuant to Section 6.1 hereof, give written notice thereof to Holder of such event and change, which notice shall (a) set forth the record date or the effective date of the event and (b) state the change, if any, to the Exercise Price due to such adjustment and the increase or decrease, if any, in the number of Underlying Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

        8.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be given or made in writing and shall be deemed to have been duly given or made when hand delivered, or mailed by express mail or next-day courier service: (i) if to a Holder of this Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to Holders:

Symmetry Holdings Inc. 432 Scarborough Road Briarcliff Manor, NY 10510 Attention: Chief Executive Officer Facsimile: (212) 808-7897

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the action taken.

9.     Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

        9.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

        9.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Purchase Option and to carry out and perform its obligations under this Purchase Option.

        9.3 Authorization; Enforceability; Valid Issuance. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Purchase Option by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of this Purchase Option and the reservation of the shares of Common Stock underlying this Purchase Option has been taken. This Purchase Option and the Warrant Agreement constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally, (ii) as such enforceability may be limited by an implied covenant of good faith and fair dealing, (iii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or principles of public policy, (iv) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any action, claim or proceeding therefor may be brought and (v) as such enforceability may be limited by general principles of equity (regardless of whether enforceability is considered in an action, claim or proceeding in equity or at law). The shares of Common Stock, when issued upon exercise of this Purchase Option or the Warrants underlying this Purchase Option and the Warrant Agreement and in compliance with the provisions of this Purchase Option, will be validly issued, fully paid and non-assessable and free and clear of any preemptive rights under the Charter.

        9.4 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the valid offer, execution, sale and delivery of this Purchase Option have been obtained and are effective.

        9.5 Compliance with Other Instruments. The execution, delivery and performance of this Purchase Option and the consummation of the transactions contemplated hereby and the compliance by the Company with the terms hereof do not and will not (a) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default, with or without the giving of notice or the lapse of time or both, under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any material agreement or instrument to which the Company is a party, (b) result in any violation of the provisions of the Charter or the Company’s bylaws, or (c) result in a material violation of any existing applicable law, rule or regulation or any judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its properties or business.

10.     Miscellaneous.

        10.1 Amendments. No term or provision of this Agreement may be amended, changed, waived, altered or modified, except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is sought to be enforced.

        10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

        10.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof. Except as set forth in Section 9 hereof, Holder acknowledges that neither the Company nor any of its representatives or advisors has made any representation or warranty to Holder with respect to this Purchase Option, the securities underlying this Purchase Option or any other matter.

        10.4 Binding Effect. This Purchase Option shall inure solely to the benefit of, and shall be binding upon, Holder and the Company and their respective permitted assignees, successors and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

        10.5 Governing Law; Submission To Jurisdiction. This Purchase Option shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and Holder irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such Court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Purchase Option, agree that all claims in respect of the action may be heard and determined in any such Court and agree not to bring any action arising out of or relating to this Purchase Option in any other court. In any action, the Company and Holder irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of any such Court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and Holder agree that the service of process at the address provided in Section 8.3 shall be deemed effective service of process on such party. The Company and Holder agree that the prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys’ fees and expenses relating to such action, claim or proceeding or incurred in connection with the preparation therefor.

        10.6 Waiver, Etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision or to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party against whom enforcement of such waiver is sought, and no waiver of any such breach, non-compliance or non- fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

        10.7 Execution In Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

        10.8 Underlying Warrants. At any time after exercise by a Holder of this Purchase Option, such Holder may exchange its Warrants for Public Warrants, but only to the extent that such exchange may be made in compliance with applicable federal and state securities laws.

[Remainder of this Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be signed by its duly authorized officer as of the [___] day of [______], 2006.

SYMMETRY HOLDINGS INC. By: ________________________ Name: Title:

[Signature Page to Stockholder's Purchase Option]

Exhibit A

Form to be used to exercise Purchase Option:

UNIT EXERCISE FORM

Symmetry Holdings Inc.
[address]

Date:_________________, 200__

        Payment Exercise: The undersigned hereby elects irrevocably to exercise [all] [a portion of] the within Purchase Option and to purchase              Units of Symmetry Holdings Inc. and hereby makes payment of $             (at the rate of $10.00 per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

OR

        Conversion Exercise: The undersigned hereby elects irrevocably to exercise its right to convert                      Units pursuant to Section 2.4 of the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (with a “Value” of $            ; a “Current Market Value” of $            ; and a “Current Market Price” of $            ). Please issue that number of securities comprising the Units (as determined in accordance with Section 2.4 of the Purchase Option) in accordance with the instructions given below.

Signature

Signature Guaranteed

        NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: ______________________________________________________________________________________

(Print in Block Letters)

Address: ____________________________________________________________________________________

Exhibit B

Form to be used to exercise underlying Warrants:

WARRANT EXERCISE FORM

Symmetry Holdings Inc.
[address]

Date:________________, 200__

        Payment Exercise: The undersigned hereby elects irrevocably to exercise [all] [a portion of] the Warrants and to purchase              shares of Common Stock of Symmetry Holdings Inc. and hereby makes payment of $             (at the rate of $5.50 per share) in payment of the Warrant Exercise Price pursuant thereto. Please issue the shares of Common Stock as to which the Warrants are exercised in accordance with the instructions given below.

OR

        Conversion Exercise: The undersigned hereby elects irrevocably to exercise its right to convert                      Warrants pursuant to Section 2.5 of the within Purchase Option by surrender of the unexercised portion of the attached Warrant (with a “Warrant Value” of $            ; a “Current Stock Market Value” of $            ; and a “Current Market Price” of $            ). Please issue that number of securities comprising the Units (as determined in accordance with Section 2.5 of the Purchase Option) in accordance with the instructions given below.

Signature

Signature Guaranteed

        NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: ______________________________________________________________________________________

(Print in Block Letters)

Address: ____________________________________________________________________________________

Exhibit C

Form to be used to assign Purchase Option:

FORM OF ASSIGNMENT

        (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

        FOR VALUE RECEIVED                                                                                                                                         does hereby sell, assign and transfer unto                                                                                                   , a permitted transferee under Section 3 of the Purchase Option, the right to purchase                      Units of Symmetry Holdings Inc. (the “Company”) evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:__________________, 200__

Signature

Signature Guaranteed

        NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).